CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of American Heritage International Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission (the “Report”), I, Anthony Sarvucci, Chief Executive Officer of the Company, and I, Vincent Bonifatto, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	s/ Anthony Sarvucci
Name:	Anthony Sarvucci
Title:	Principal Executive Officer and Director
Date:	November 11, 2013

By:	s/ Vincent Bonifatto
Name:	Vincent Bonifatto
Title:	Principal Accounting Officer and Principal Financial Officer
Date:	November 11, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.